Exhibit 10.01

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

by and between

MGT SPORTS, INC.

and

RANDOM OUTCOME USA INC.

June 11, 2015

Table of Contents

			Page

1.	DEFINITIONS; INTERPRETATION		1

	1.1	Definitions	1
	1.2	Interpretation	5

2.	PRE-CLOSING AGREEMENTS		5

	2.1	Conduct of the Business	5
	2.2	Offers of Employment	5
	2.3	Additional Listing Application	6

3.	PURCHASE AND SALE OF ASSETS		6

	3.1	Purchase and Sale of Purchased Assets	6
	3.2	Liabilities Assumed and Not Assumed	7
	3.3	Cash Payment; Issuance of Common Stock	7
	3.4	Purchase Price; Allocation of the Purchase Price	7

4.	CLOSING		8

	4.1	Closing	8
	4.2	Conditions to Closing	7
	4.3	Closing Deliverables and Actions	9
	4.4	Effect of Closing	10
	4.5	Termination	10
	4.6	Effect of Termination	10

5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		11

	5.1	Incorporation; Authority	11
	5.2	Execution; Validity of Agreement; Due Authorization	11
	5.3	Consents and Approvals; No Violations	11
	5.4	RO Shares and Escrow Shares	11
	5.5	Broker’s Fee	11

6.	REPRESENTATIONS AND WARRANTIES REGARDING SELLER AND THE PURCHASED ASSETS		11

	6.1	Incorporation; Authority	12
	6.2	Execution; Validity of Agreement; Due Authorization	12
	6.3	Consents and Approvals; No Violations	12
	6.4	Investment Representations	12
	6.5	Purchased Assets	13
	6.6	Litigation	13

	6.7	Employees	13
	6.8	Contracts	14
	6.9	Bankruptcy	14
	6.10	Compliance with Laws; Permits	14
	6.11	Intentionally Omitted	15
	6.12	Financial Statements	15
	6.13	Books and Records	15
	6.14	Consents and Approvals	15
	6.15	Broker’s Fee	16

7.	ADDITIONAL AGREEMENTS		16

	7.1	Seller Noncompete and Non-Solicit	16
	7.2	Public Announcements	16
	7.3	Confidentiality	16
	7.4	Further Assurances	17
	7.5	Legend Removal	17
	7.6	Transition Services	17

8.	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION		17

	8.1	Survival of Representations, Warranties and Covenants	17
	8.2	Indemnification Obligations of Seller	18
	8.3	Indemnification Obligations of RO	18
	8.4	Notification of Claims	18
	8.5	Objections to Claims for Indemnification	18
	8.6	Resolution of Conflicts.	18
	8.7	Investigation	19
	8.8	Third-Party Claims	19
	8.9	Limitations On Indemnification	20
	8.10	Release of Escrow Funds	20

9.	MISCELLANEOUS		20

	9.1	Costs and Attorneys’ Fees	20
	9.2	Notices	20
	9.3	Entire Agreement	21
	9.4	Governing law; Consent to Jurisdiction	21
	9.5	Binding effect	21
	9.6	Waivers and Amendments	22
	9.7	Recitals, Exhibits and Schedules	22
	9.8	Headings	22
	9.9	Severability	22
	9.10	Specific Performance	22
	9.11	Fees and Expenses	22
	9.12	Legal Representation of the Parties	22
	9.13	Payment of Transfer Costs and Expenses	23
	9.14	No Third Party Beneficiaries	23
	9.15	Counterparts; Signatures	23

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of June 11, 2015 (the “Agreement Date”), by and between MGT Sports, Inc., a Delaware corporation (“MGT” or “Seller”), and Random Outcome USA Inc., a Delaware corporation (“RO” or “Purchaser”, and together with Seller, the “Parties”).

RECITALS

WHEREAS, Seller is the owner of a daily fantasy sports website called draftday.com (the “Website”) that offers daily fantasy sports tournaments and provides a daily fantasy sports white label platform for partners (collectively, the “Business”); and

WHEREAS, Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from Seller, the Purchased Assets (as defined below), in exchange for (i) cash; (ii) shares of Common Stock of Purchaser (the “Common Stock”); and (iii) warrants to purchase shares of Common Stock (the “Warrants”), on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.          DEFINITIONS; INTERPRETATION.

1.1           Definitions. For purposes of this Agreement, the following terms are defined as follows:

“Action” means any action (including declaratory judgment actions), suit, litigation, controversy, mediation, hearing, claim, charge, complaint, arbitration, reexamination, interference, reissue, investigation, pending inquiry, audit or other proceeding at law or in equity or of, in, by or before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person; and “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means, with respect to any Person, any federal, state, local, municipal, foreign or other Law, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect, in each case as of the date of this Agreement, by any Governmental Authority that applies to such Person, its business and its properties.

“Consents” means the consents of any third parties or any Governmental Authorities necessary to transfer the Purchased Assets to the Purchaser or to otherwise consummate the transactions contemplated by this Agreement.

“Employee Plan” means each employee benefit plan that has been maintained by Seller which constitutes an “employee pension benefit plan” under Section 3(2) of ERISA that is intended to qualify under Section 401 or 501 of the Internal Revenue Code.

“Escrow Agent” (to be appointed by the Parties prior to the Closing Date).

“Escrow Agreement” means the Escrow Agreement dated the Closing Date among Purchaser, Seller and the Escrow Agent.

“Escrow Release Date” means twelve (12) months from the Closing Date.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or similar governing entity.

“Intellectual Property” means any and all ideas, inventions, designs, expressions and works of authorship, copyrights, copyrightable works (including, without limitation, all software, middleware and firmware), semiconductor topography, source code of any software or program, trademarks, trade names, moral rights, database rights, mask works, applications therefor, registrations thereof and licenses thereof, royalty rights, any and all goodwill associated with the Purchased Assets, proprietary and/or confidential information (including technical information relating to development, design, manufacture, scheduling, installation, assembly or testing, Trade Secrets, secret processes and procedures, know how, business and financial information, and all confidential information of any nature, and any other similar property, whether or not embodied in tangible form (including technical drawings and specifications, shop drawings, manuals, forms, working notes and memos, market studies, consultants’ reports, technical and laboratory data, notebooks, samples and prototypes)).

“Knowledge” or words of similar import (e.g. “knowledge,” “known,” or “aware”) with respect to: (i) any individual, shall mean the actual knowledge of such individual; (ii) any corporate entity, shall mean the knowledge of all directors, officers and managers of such corporate entity

“Laws” means all laws, statutes, rules, regulations, ordinances and orders of any Governmental Authority.

“Lien” means any mortgage, lien, claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, restriction or encumbrance of any kind, or any exceptions, reservations, restrictions, rights-of-way, easements or other matters affecting title, whether arising by contract, law or otherwise.

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“Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect that, individually or taken together with all other effects, is, or is reasonably likely to, be or become materially adverse in relation to the value, validity, effectiveness or enjoyment of the Purchased Assets; provided, however, that none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to the announcement or pendency of the transactions contemplated by this Agreement; (b) any adverse change, effect, event, occurrence, state of facts, act of God, natural disaster or development attributable to conditions affecting the industry in which Seller participates, the United States economy as a whole or the capital markets in general or the markets in which Seller operates, which such adverse change, effect, event, occurrence, state of facts or development does not and would not reasonably be expected to have a materially disproportionate effect on Seller; (c) any adverse change, event, development, or effect arising from or relating to changes in law, rules, regulations, orders, or other binding directives issued by any Governmental Authority, which such adverse change, event, development or effect does not and would not reasonably be expected to have a materially disproportionate effect on Seller; (d) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; or (e) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States of America.

“Permit” means any permit, application, notice, waiver, qualification, license, import licenses, export license, franchise, consent, certificate, certificate of occupancy, order, exemption, registration, filing, authorization, approval or registration.

“Person” means and includes any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or any Governmental Authority or any department, agency or political subdivision thereof.

“Player Deposits” means the aggregate of the Seller’s obligations to the players in respect of the player accounts as of the Closing Date, and referred to on the financial statements of the Seller as “player trust fund liability.”

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code form, (ii) databases, compilations, and any other electronic data files, including any and all collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts, technical and functional specifications, and other work product used to design, plan, organize, develop, test, troubleshoot and maintain any of the foregoing, (iv) without limitation to the foregoing, the software technology supporting any functionality contained on all Internet website(s), owned and operated by the Seller in the Business, (v) all computer-aided design software, including the underlying data, and (vi) all documentation, including technical, end-user, training and troubleshooting manuals and materials, relating to any of the foregoing.

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“Trade Secrets” means all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including both source code and object code), databases, interfaces, computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection law.

“Transaction Agreements” shall mean and include this Agreement, the Escrow Agreement and all consents, releases, assignment and assumption agreements, bills of sale and other instruments (each in form and substance satisfactory to Purchaser) which are necessary in order to duly and properly transfer the Purchased Assets to the Purchaser.

The following terms are defined in the following sections of this Agreement:

Term	Section
Agreement	Preamble
Agreement Date	Preamble
Asset Purchase	3.1
Assumed Liabilities	3.2(b)
Business	Recitals
Cash Payment	3.3
Closing	4.1
Closing Date	4.1
Common Stock	Recitals
Employees	6.7(a)
Escrow Fund	4.3(h)
Escrow Shares	3.3
Exchange Act	5.6
Indemnification Notice	8.4
Indemnifying Party	8.4
Indemnitees	8.3
Losses	8.2
RO	Preamble
RO Indemnitees	8.2
RO Shares	3.3
Parties	Preamble
Purchased Assets	3.1
Purchase Price	3.4
Purchaser	Preamble
Retained Liabilities	3.2(a)
SEC	5.6
Securities Act	3.3
Seller	Preamble
Seller Indemnitees	8.3
Termination Date	4.5(b)
Third Party Claim	8.8
Threshold Amount	8.9
Transferred Contracts	3.1(c)
Transferred Employees	2.2
Warrants	Recitals
Website	Recitals

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1.2           Interpretation. Unless the context otherwise requires, the terms defined in Section 1.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender herein shall be deemed to include the neuter and feminine gender wherever necessary or appropriate and the use of the feminine gender herein shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

2.          PRE-CLOSING AGREEMENTS.

2.1          Conduct of the Business. During the period from the Agreement Date and continuing until the earlier of (x) the termination of this Agreement and (y) the Closing, without the prior written consent of Purchaser:

(a)           Seller will conduct the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with all Applicable Law (except to the extent expressly provided otherwise in this Agreement).

(b)          Seller will (i) pay or perform all of its Business related obligations when due, and (ii) continue to develop the Business consistent with past practice.

(c)          Seller will not engage in any practice, take any action, fail to take any action, or enter into any transaction as a result of which a Material Adverse Effect is likely to occur; provided, however, that the failure to make additional capital investments or hire additional employees will not in any case result in a Material Adverse Effect.

(d)          Seller will confer with the Purchaser concerning matters of a material nature to the Business, but subject to reasonable restrictions necessary to preserve confidential information from being disclosed to Purchaser or to prevent Seller from relinquishing the attorney-client privilege.

(e)          Seller shall cause the Employees to be available to Purchaser to discuss the Business during regular business hours.

(f)          Any expenses relating to the Business outside the ordinary course of business in excess of $5,000 shall be approved in advance by RO.

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2.2          Offers of Employment. At any time prior to or on the Closing Date, the Purchaser may offer at-will employment to any of the Employees. The Purchaser is hereby permitted to hire and offer to hire such Employees effective on the Closing Date on such terms and conditions as the Purchaser shall in its sole discretion deem appropriate. The Employees who accept and commence employment with the Purchaser are hereinafter collectively referred to as the “Transferred Employees.” Seller will not take, and will cause each of its Affiliates not to take, any action which would impede, hinder, interfere or otherwise compete with the Purchaser’s effort to hire any Transferred Employees. The Purchaser shall assume no liability for any obligations of Seller or any other Person to any Employee unless and until such Employee becomes a Transferred Employee, and in that case, only to the extent agreed in writing by the Purchaser. For purposes of clarity, any such offer of employment shall be contingent on the Closing occurring and shall terminate and be of no force and effect if this Agreement is terminated pursuant to Section 4.5.

3.          PURCHASE AND SALE OF ASSETS.

3.1          Purchase and Sale of Purchased Assets. Upon the terms and subject to the conditions set forth herein, effective as of the Closing, Seller hereby irrevocably sells, assigns, grants, transfers and delivers to the Purchaser and its successors and assigns, and the Purchaser hereby accepts, free and clear of all Liens whatsoever (other than Liens imposed by commercially available off-the-shelf software), the Purchased Assets (the “Asset Purchase”). The “Purchased Assets” shall mean the following:

(a)          All of Seller’s right, title and interest in and to the Business, including all Intellectual Property related to the website www.draftday.com, and including the Intellectual Property described on Schedule 3.1(a) hereto, the user mailing list (including current and former users), player data and source code;

(b)          All of Seller’s rights in property, tangible or intangible, used solely in the Business, including all leasehold improvements, supplies, furnishings, office equipment, IT equipment and other tangible personal property located at Suite 204, 500 Mamaroneck Avenue, Harrison, New York 10528, and located at 620 W Coliseum Blvd, Fort Wayne, IN 46808, including the property listed or described on Schedule 3.1(b)(i);

(c)          All of Seller’s rights under the following contracts: (i) License Agreement, between MGT and STATS LLC, dated May 1, 2014, as amended; (ii) RotoWire Fantasy Service Agreement, between MGT and Roto Sports, Inc., dated February 1, 2015; and (iii) Colocation Service Order Agreement, between MGT and Indiana Data Center, LLC, dated May 30, 2014 (collectively, the “Transferred Contracts”);

(d)          Cash in an amount equal to the Player Deposits; and

(e)          All books and records, tangible or intangible, relating solely to the Purchased Assets.

The Purchased Assets shall not include any assets or property other than as set forth in Section 3.1.

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3.2         Liabilities Assumed and Not Assumed.

(a)          Other than the Assumed Liabilities, the Purchaser shall assume no debts, obligations, contracts, leases or liabilities of Seller, and will not be obligated to pay, perform or discharge, any debts, obligations, contracts, leases or liabilities of Seller, whether arising out of occurrences prior to, at or after the Closing Date (the “Retained Liabilities”). For the avoidance of doubt, (i) Seller shall pay all amounts owing under the Transferred Contracts through the Closing Date, (ii) Seller shall retain all obligations to fund or otherwise provide benefits accrued before and through the Closing Date by Employees under the Employee Plans, and (iii) Seller shall retain any liabilities or obligations relating to: (i) current or former Employees accrued as of the Closing Date, and (ii) former Employees (that are not Transferred Employees) following the Closing Date.

(b)          “Assumed Liabilities” means (i) Seller’s obligations under the Transferred Contracts arising on and after the Closing Date, (ii) all obligations of the Seller related to Player Deposits and non-cash items such as bonus funds existing as of the Closing Date, and (iii) Seller’s obligations related to the Purchased Assets that arise on or after the Closing Date.

3.3         Cash Payment; Issuance of Common Stock and Warrants. At the Closing, in connection with the Asset Purchase described in Section 3.1 above, the Purchaser shall (i) pay to Seller in cash an amount equal to Four Million USD ($4,000,000) (the “Cash Payment”), (ii) issue to Seller shares of Common Stock representing Seven Percent (7%) of the fully diluted equity value of Purchaser, post issuance (the “RO Shares”), (iii) deliver to the Escrow Agent shares of Common Stock representing Three Percent (3%) of the fully diluted equity value of Purchaser, post issuance (the “Escrow Shares”), issued in the name of Seller, and (iv) issue to Seller One Million (1,000,000) Warrants to purchase Common Stock of Purchaser. Each Warrant entitles the holder of the Warrant the right, but not the obligation, to purchase one (1) share of Common Stock for one (1) dollar, and each Warrant shall expire on the date that is twelve (12) months from the Closing Date. The stock certificates representing the RO Shares and the Escrow Shares shall bear a legend stating that they have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such other restrictions described in Section 6.4(b) hereof. The RO Shares and the Escrow Shares shall be governed by a Purchaser stockholder agreement that includes customary minority shareholder protections, including rights of first offer and refusal, tag-along rights and information rights.

3.4         Purchase Price; Allocation of the Purchase Price. The purchase price for the Purchased Assets shall be the sum of the Cash Payment and the value of the RO Shares and the Escrow Shares issued pursuant to Section 3.3 (collectively, the “Purchase Price”). The Purchase Price shall be allocated in accordance with Schedule 3.4 to be provided by Purchaser to Seller no later than 30 days after the Closing Date. Each of Seller and the Purchaser shall report the purchase and sale of the Purchased Assets for all tax purposes in a manner consistent with such allocation, and neither of them shall take a position inconsistent with such allocation on any tax return, before any taxing authority or in any judicial proceeding that is, in any manner, inconsistent with such allocation without the consent of the other unless specifically required pursuant to a determination by an applicable taxing authority.

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4.          CLOSING.

4.1         Closing. Unless this Agreement is earlier terminated in accordance with Section 4.5, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on June 30, 2015, or on such earlier or later date when each of the conditions set forth in this Article 4 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time as the Parties may agree (the “Closing Date”). The Closing shall take place remotely by the electronic exchange of documents and signatures, or at such location as the Parties hereto agree.

4.2         Conditions to Closing.

(a)          Conditions to Obligations Common to Both Parties. The respective obligations of each Party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(i)          No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Asset Purchase shall be in effect, nor shall any action have been taken by any Governmental Authority seeking any of the foregoing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Asset Purchase, which makes the consummation of the Asset Purchase illegal; and

(ii)         RO and Seller shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the Asset Purchase and the other transactions contemplated hereby.

(b)          Additional Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of Seller and may be waived by Seller in writing in its sole discretion without notice, liability or obligation to any Person):

(i)          The representations and warranties of RO in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). RO shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(ii)         Seller shall have received each of the deliveries required to be made by RO to Seller pursuant to Section 4.3.

(c)          Additional Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of the Purchaser and may be waived by the Purchaser in writing in its sole discretion without notice, liability or obligation to any Person):

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(i)          The representations and warranties of Seller in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). Seller shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(ii)         RO shall have received each of the deliveries required to be made by Seller to RO pursuant to Section 4.3.

(iii)        There shall not have occurred a Material Adverse Effect with respect to the Purchased Assets since the Agreement Date.

4.3         Closing Deliverables and Actions. At the Closing:

(a)          Seller shall execute and deliver to RO a certificate dated as of the Closing Date, executed on behalf of Seller by its President, to the effect that (i) the condition set forth in Section 4.2(c)(i) has been satisfied, and (ii) there shall not have occurred a Material Adverse Effect with respect to the Purchased Assets since the Agreement Date;

(b)          RO shall execute and deliver to Seller a certificate dated as of the Closing Date, executed on behalf of RO by its CEO, to the effect that the condition set forth in Section 4.2(b)(i) has been satisfied;

(c)          Each Party shall execute and deliver to the other Party a signature page to each of the Transaction Agreements to which such Party is a party;

(d)          Seller shall deliver to RO evidence that all required Consents, if any, have been obtained;

(e)          Purchaser shall pay the Cash Payment to Seller;

(f)           Seller shall pay to Purchaser cash in an amount equal to the Player Deposits, together with written evidence of the amount of the Player Deposits and non-cash items such as bonus funds existing as of the Closing Date;

(g)          RO shall issue to Seller a certificate of Common Stock representing the RO Shares;

(h)          RO shall issue and deliver a certificate of Common Stock representing the Escrow Shares to the Escrow Agent to form the escrow fund (the “ Escrow Fund”);

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(i)          RO shall issue and deliver an executed warrant agreement representing the Warrants;

(j)          Seller shall deliver, cause to be delivered, or make available in a manner satisfactory to the Purchaser, the source code underpinning the Website, player data and user mailing lists;

(k)         Seller shall deliver, cause to be delivered, or make available in a manner satisfactory to the Purchaser, the book and records solely related to the Purchased Assets; and

(l)          All other previously undelivered items required to be delivered at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith shall have been delivered, unless delivery has been waived in writing by the intended recipient thereof.

4.4         Effect of Closing. All transactions contemplated herein and by the other Transaction Agreements to occur on and as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of the close of business on the Closing Date; provided, however, that none of such transactions shall be deemed to have occurred unless and until all of the conditions to closing described in Section 4.2 and each of the deliverables and actions referenced in Section 4.3 shall have been delivered and taken in accordance therewith.

4.5         Termination. At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned by authorized action taken by the terminating Party:

(a)          by mutual written consent duly authorized by RO and Seller;

(b)          by either RO or Seller, if the Closing shall not have occurred on or before July 15, 2015 or such other date that Purchaser and Seller may agree upon in writing (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 4.5(b) shall not be available to any Party whose breach of this Agreement has resulted in the failure of the Closing to occur on or before the Termination Date;

(c)          by either RO or Seller, if any permanent injunction or other order of a Governmental Authority preventing the consummation of the transactions contemplated hereby shall have become final and nonappealable;

(d)          by RO, if Seller shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five business days after receipt by Seller of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 4.2(c) to be satisfied; or

(e)          by Seller, if RO shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five business days after receipt by RO of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 4.2(b) to be satisfied.

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4.6           Effect of Termination. In the event of termination of this Agreement as provided in Section 4.5, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Purchaser, Seller, or their respective officers, directors, stockholders or Affiliates; provided, however, that the provisions of this Section 4.6 (Effect of Termination), Section 7.2 (Public Announcements), Section 7.3 (Confidentiality), and Article 9 (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement.

5.             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to Seller as follows:

5.1           Incorporation; Authority. The Purchaser (i) is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in any other jurisdiction in which it does business; and (ii) has all requisite power and authority to own, lease and operate the Purchased Assets and to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and each other Transaction Agreement to which the Purchaser is a party.

5.2           Execution; Validity of Agreement; Due Authorization. This Agreement and each other Transaction Agreement to which the Purchaser is a party has been duly executed and delivered by the Purchaser and this Agreement and each other Transaction Agreement to which the Purchaser is a party constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms. The execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Purchaser.

5.3           Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement or any other Transaction Agreement by the Purchaser, the consummation by the Purchaser of the transactions contemplated hereby or thereby, or the compliance by the Purchaser with any of the provisions hereof or thereof will (a) require (i) any filing with or notice to any Governmental Authority or other Person, (ii) the obtaining of any Permit or (iii) the expiration or termination of any statutory or regulatory waiting period, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or require any payment) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of the Purchaser’s properties or assets is bound, (c) violate any Applicable Laws, or (d) result in the creation of any Lien upon any of the Purchased Assets.

5.4           RO Shares and Escrow Shares. The RO Shares and the Escrow Shares, when issued and paid for in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable securities of the Purchaser.

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5.5           Broker’s Fee. Except as set forth in Schedule 5.5, no agent, broker, investment banker, firm, or other Person, acting on behalf of or under the authority of the Purchaser or any of its Affiliates, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Agreements.

6.            REPRESENTATIONS AND WARRANTIES REGARDING SELLER AND THE PURCHASED ASSETS. Seller hereby represents and warrants to the Purchaser as follows, and the Purchaser, in agreeing to consummate the transactions contemplated by this Agreement, has relied upon such representations and warranties:

6.1           Incorporation; Authority. Seller (i) is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in any other jurisdiction in which it does business; and (ii) has all requisite power and authority to own, lease and operate its property and to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and each other Transaction Agreement to which Seller is a party. A true and correct copy of the Certificate of Incorporation of Seller, as amended to date, has been delivered to RO and is in full force and effect as of the Agreement Date.

6.2           Execution; Validity of Agreement; Due Authorization. This Agreement and each other Transaction Agreement to which Seller is a party has been duly executed and delivered by Seller and this Agreement and each other Transaction Agreement to which Seller is a party constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Seller.

6.3           Consents and Approvals; No Violations. Except as set forth on Schedule 6.3, none of the execution, delivery or performance of this Agreement or any other Transaction Agreement by Seller, the consummation by Seller of the transactions contemplated hereby or thereby, or the compliance by Seller with any of the provisions hereof or thereof will (a) require (i) any filing with or notice to any Governmental Authority or other Person, (ii) the obtaining of any Permit or (iii) the expiration or termination of any statutory or regulatory waiting period, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or require any payment) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of Seller’s properties or assets is bound, (c) violate any Applicable Laws, or (d) result in the creation of any Lien upon any of the Purchased Assets.

6.4           Investment Representations.

(a)          Seller understands that the issuance of the Common Stock hereunder is not being registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof;

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(b)          Seller understands that (i) the shares of Common Stock are “restricted securities” under applicable securities laws which provide, in substance, that the shares of Common Stock may only be disposed of pursuant to an effective registration statement under the Securities Act and applicable state securities laws or an exemption from such registration, (ii) the Purchaser has no obligation or intention to effect any registration of the shares of Common Stock, and (iii) the Purchaser may endorse any certificates representing the shares of Common Stock with a legend describing the restrictions referenced in clause (i) of this Section 6.4(b); and

6.5           Purchased Assets. Prior to giving effect to the transactions contemplated herein:

(a)          Seller is the exclusive, true and lawful owner of all right, title, and interest in and to the Purchased Assets and has good and valid title thereto. The Purchased Assets are free and clear of any Liens, licenses or other encumbrances (other than Liens, licenses or encumbrances imposed by commercially available off-the-shelf software) and no rights, licenses, covenants not to sue or similar rights have been granted with respect to the Purchased Assets. Other than the Servers, the Purchased Assets are substantially all of the assets and properties used in connection with the conduct of the Business and are sufficient to operate the Business as presently operated.

(b)          The Purchased Assets have not been the subject of any Action and, to Seller’s Knowledge, there is no Action pending, asserted or threatened by or against Seller concerning the ownership, use of, misappropriation, or licensed right to use, any of the Purchased Assets.

(c)          No inventor of the Purchased Assets is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of the Purchased Assets. To the extent that any Purchased Asset has been conceived, developed or created for Seller by any other Person, Seller has executed valid and enforceable written agreements with such Person with respect thereto transferring to Seller the entire right, title and interest therein and thereto by operation of law or by valid written assignment.

(d)          Except as set forth in Schedule 6.5, there are no inventors of the Purchased Assets other than the named inventors of the Purchased Assets. There are no asserted or unasserted claims of ownership of the Purchased Assets by any Person other than the named owners of the Purchased Assets.

(e)          All documents, agreements, prototypes, models, product samples, books, notebooks, certificates, licenses, files and any other diligence materials that Seller has provided to the Purchaser in connection with the Purchaser’s evaluation of the Purchased Assets are true, correct and complete originals (if originals were provided by Seller) or copies of such materials.

(f)          The Seller has provided to the Purchaser all information pertaining to the player data (including, without limitation, player registrations, deposits, active users, mailing lists) and such information is accurate and correctly reflects the information as it relates to the Business.

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(g)          Seller owns or has the right to use all Software material to the Business, including, but not limited to, the operation of draftday.com.

(h)          Seller has sufficient readily available cash-on-hand to consummate the transactions contemplated by this Agreement and to pay to Purchaser cash in an amount equal to the Player Deposits.

6.6           Litigation. There are no actions, lawsuits, judgments, claims, investigations or legal or administrative proceedings, pending or threatened against Seller. There is no judgment, order, injunction, decree or award (whether rendered by a court, administrative agency or by arbitration) to which Seller is a party.

6.7           Employees.

(a)          As of the date of this Agreement, Seller employs seven (7) employees and one (1) consultant in operating the Business. The names, job titles and rates of compensation (including wages, salaries and bonuses, including anticipated or contingent bonuses (if any), and deferred compensation (if any) of such employees and consultant are listed on Schedule 6.7 (collectively, the “Employees”).

(b)          There are no written employment agreements with any Employees that are not terminable on the giving of reasonable notice in accordance with Applicable Law. To Seller’s Knowledge, no Employee is in violation of any term of any employment contract, confidentiality or other proprietary information disclosure agreement or any other contract relating to the right of any such Person to be employed by, or otherwise perform services for, Seller.

(c)          No Employee has any right or claim to any of the Purchased Assets.

(d)          Seller has never maintained any Employee Plan which has been subject to title IV of ERISA or Code Section 412 or ERISA Section 302. No assets or liabilities with respect to the Employees shall be transferred as a result of this Agreement from any Employee Plan to any plan maintained by the Purchaser.

6.8           Contracts. The Transferred Contracts represent all of the contracts, agreements and commitments, whether written or oral, of Seller used in the Business. Seller has previously delivered to Purchaser a correct and complete copy of each such written agreement and contract of Seller used in the Business (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement of Seller used in the Business. Each such agreement is legal, valid, binding, enforceable, and in full force and effect. Seller is not in breach or default under such agreements, and, to Seller’s Knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default of such agreements, or permit termination, modification, or acceleration, under such agreements. There is no agreement, order, or other instrument binding upon the Seller or the Business which restricts or prohibits the Business from competing with any other Person, from engaging in any business or from conducting activities in any geographic area, or which otherwise restricts or prohibits the conduct of the Business.

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6.9           Bankruptcy. Seller has not committed nor does it currently intend to commit any act of bankruptcy, is not insolvent, has not proposed nor currently intends to propose a compromise or arrangement to its creditors generally, has not had nor currently intends to have any petition for a receiving order in bankruptcy filed against it, has not made nor currently intends to make a voluntary assignment in bankruptcy, has not initiated nor intends to initiate any proceeding to have itself declared bankrupt or wound-up, has not initiated nor intends to initiate any proceeding to have a receiver appointed to any part of its assets, has not had any creditor take nor currently anticipates that any creditor will take possession of any of its property, nor has it had any of the foregoing become enforceable nor currently anticipates that any of the foregoing will become enforceable upon any of its property or the Purchased Assets.

6.10         Compliance with Laws; Permits.

(a)          The Seller has been and is in compliance in all material respects with all Applicable Laws, Permits, judgments, decrees, and reporting requirements applicable to the Business and the Purchased Assets.

(b)          The Seller has all Permits from Governmental Authorities required for the operation of the Business and the ownership of the Purchased Assets, each of which will be in full force and effect on the Closing Date. No registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers or other actions of any kind are required by virtue of the assignment of such Permits to the Purchaser as contemplated hereby.

6.11         Intentionally Omitted.

6.12         Financial Statements.

(a)          The following financial statements of the Business are set forth on Schedule 6.12(a) hereto: (i) statement of profits and losses for the periods ended December 31, 2014 and March 31, 2015, and (ii) player deposit information, including related assets and liabilities, as of March 31, 2015. Such financial statements of the Business fairly present in all material respects the financial position and results of operations and cash flows of the Business as at the dates and for the periods presented therein.

(b)          The Business has no liabilities, except (i) those liabilities reflected, disclosed or reserved against on the financial statements of the Business referenced in Section 6.12(a)(ii) above, (ii) liabilities resulting from the obligations set forth in this Agreement and the other Transaction Agreements, (iii) liabilities under the Transferred Contracts, and (iv) liabilities incurred in the ordinary course of business since March 31, 2015.

(c)          Since March 31, 2015, no event or condition of any character has had, or is reasonably likely to result in, a Material Adverse Effect on the Business.

(d)          All existing Player Deposits represent valid deposits of customers of the Business arising from bona fide transactions entered into in the ordinary course of business.

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6.13         Books and Records. All books and records of the Seller solely relating to the Business, including, but not limited to, records and lists of past, present or prospective customers, suppliers, or personnel, marketing plans, sales literature and promotional literature and other books, ledgers, files, reports, operating records, records relating to the Player Deposits and records relating to the Assumed Liabilities are accurate and have been maintained in a manner consistent with customary industry practices and in compliance with Applicable Law. All financial and accounting books, ledgers and accounts of the Seller relating to the Business have been properly and accurately kept and completed in all material respects, and do not contain any material inaccuracies or discrepancies of any kind.

6.1           Data Room. To the best of the Seller’s Knowledge, all information and documentation contained in the electronic data room prepared by the Seller, to which the Purchaser has been provided access, is true and accurate and correctly reflects the subject matter to which it relates, as well as the Business.

6.2           Consents and Approvals. No Consents or notices to, or filings, registrations, or qualifications with any Person or Governmental Authority and no Consents or waivers from, or notices to, any other party are required for the consummation by Seller of the transactions contemplated by this Agreement and the other Transaction Agreements, except for Consents from Seller’s board of directors.

6.3           Broker’s Fee. No agent, broker, investment banker, firm, or other Person, acting on behalf of Seller or any of its Affiliates, or under the authority of Seller or any of its Affiliates, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Agreements.

7.            ADDITIONAL AGREEMENTS.

7.1           Seller Non-compete and Non-Solicit. From and for five (5) years after the Closing Date, Seller will not, directly or indirectly: (a) own, manage, operate, join, finance, provide advice or services to, control, or be connected in any manner with any business or activity which is competitive with the Business, as conducted by Seller immediately prior to the Closing, or (b) cause or encourage any Transferred Employee to discontinue his or her relationship with the Purchaser. Notwithstanding the preceding sentence, nothing herein shall prevent Seller at any time from acquiring minority equity interests of no more than five (5) per cent in any such business.

7.2           Public Announcements. Seller may issue a press release or other public statement with respect to this Agreement or the transactions contemplated hereby without the prior approval of RO.

7.3           Confidentiality. Except for any press release or public announcement previously issued or issued in accordance with Section 7.2, all terms of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby shall remain confidential, except as disclosure may be required by Law. No Party hereto shall disclose to anyone the negotiations, any information concerning the contemplated transactions, or anything contained herein, except to their accountants, employees, bankers and attorneys in connection with the transactions contemplated by this Agreement, without the prior written approval of the other Party. Seller agrees that from and after the Closing Date, Seller will, and will cause its Affiliates to, keep secret and retain in the strictest confidence, and will not use for the benefit of itself or others, any proprietary information with respect to the Purchased Assets; provided, however, proprietary information in intangible form and not reduced to writing may be retained and used by Persons who have access to such information.

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7.4           Further Assurances. The Purchaser and Seller shall, at any time and from time to time after the Agreement Date, do or cause to be done all such further acts, and to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered or filed, all such deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by another Party for: (i) transferring, conveying and assigning the Purchased Assets to the Purchaser; and (ii) otherwise effectuating the transactions contemplated by this Agreement. To the extent related to the Purchased Assets, the Purchaser and Seller shall, at any time and from time to time after the Agreement Date, provide such information or documentation as is reasonably requested by another Party in connection with completing any tax returns or audits.

7.5           Transition Services.

(a)          After the Closing, Seller shall use commercially reasonable efforts to assist Purchaser to (i) make such modifications to the home page of the Website as Purchaser shall request in order to redirect all customers and prospective customers to Purchaser’s website and (ii) maintain current program of SEO, in each case at no additional cost to the Purchaser.

(b)          Seller shall cooperate with Purchaser to create proper messaging to ensure maximum retention of players on the Website, including, but not limited to, a posting on the RotoGrinders.com website.

(c)          From the Closing through July 31, 2015, Seller shall provide Employees with office space currently occupied, at no charge to Purchaser.

8.             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION.

8.1           Survival of Representations, Warranties and Covenants. All representations and warranties set forth or made in this Agreement and any other Transaction Agreement shall survive the Closing until the date that is eighteen months after the Closing Date. All covenants and agreements of the Parties set forth in this Agreement and the other Transaction Agreements to be performed after the Closing shall survive the Closing in accordance with their respective terms. Any claim pending on the expiration date of any applicable survival period for which a notification of claim has been made pursuant to Section 8.4 below on or before such expiration date may continue to be asserted and indemnified against until finally resolved.

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8.2           Indemnification Obligations of Seller. Seller agrees to indemnify, defend and hold harmless RO and its shareholders, officers, directors, managers, representatives, agents, employees and Affiliates (collectively, the “RO Indemnitees”) from and against any claim, suit, action, liability, loss, damage, deficiency, fee, cost or expense of any nature whatsoever (including, without limitation, any interest, penalties, investigation expenses and fees through trial and appeals, and disbursements of counsel and accountants, but excluding incidental, consequential, special, or punitive and treble damages) (collectively, “Losses”) arising out of, based upon or resulting from: (i) the breach of any representation or warranty of Seller which is contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; (ii) any breach or failure to perform any of the covenants, agreements or undertakings of Seller contained in this Agreement, any other Transaction Agreement or any exhibit or schedule hereto or thereto; (iii) any claims by Transferred Employees for compensation or benefits or other matters under an Employee Plan accrued prior to the Closing Date and any claims of any nature whatsoever (whether accruing before or after Closing) by any Employee who is not hired by the Purchaser; (iv) any failure to comply with any “bulk sales,” “bulk transfer” or similar laws of any State, if applicable; (v) any and all obligations and liabilities that do not form part of the Assumed Liabilities; and (vi) any and all costs and expenses (including reasonable legal and accounting fees) incident to the enforcement of the indemnification rights of the RO Indemnitees under this Section 8.2.

8.3           Indemnification Obligations of RO. RO agrees to indemnify, defend and hold harmless Seller and its shareholders, officers, directors, managers, representatives, agents, employees and Affiliates (collectively, the “Seller Indemnitees”) from and against any Losses arising out of, based upon or resulting from: (i) the breach of any representation or warranty of RO which is contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; (ii) any breach or failure to perform any of the covenants, agreements or undertakings of RO contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; and (iii) any and all costs and expenses (including reasonable legal and accounting fees) incident to the enforcement of the indemnification rights of the Seller Indemnitees under this Section 8.3.

8.4           Notification of Claims. In the event that any Party asserts a claim for indemnification hereunder, such Party shall (a) provide the indemnifying Party (“Indemnifying Party”) with prompt written notice of the nature of such claim (an “Indemnification Notice”), (b) make available to the Indemnifying Party all relevant information which is material to the claim and which is in the possession of the Seller Indemnitee or RO Indemnitee (as the case may be) (“Indemnitee”) and (c) otherwise reasonably cooperate with the Indemnifying Party with respect to such claim; provided, however, that the failure of an Indemnitee to deliver an Indemnification Notice under this Section 8.4 shall not relieve the Indemnifying Party of its indemnification obligations under this Article 8 unless and only to the extent that such Indemnifying Party is materially prejudiced by such failure.

8.5           Objections to Claims for Indemnification. No payment shall be made under Article 8 if (i) in the case of claims made by the RO Indemnitees, the Seller shall object to the claim made pursuant to Section 8.4 within 30 days after the Seller’s receipt of such notice, or (ii) in the case of claims made by the Seller, RO shall object to the claim made pursuant to Section 8.4 within 30 days after RO’s receipt of such notice. If the Indemnifying Party does not object in writing within such 30-day period, such failure to so object shall be an irrevocable acknowledgment by the Indemnifying Party that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in the notice, and payment in respect of such Losses shall thereafter be made in accordance with this Article 8.

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8.6           Resolution of Conflicts.

(a)           In case the Indemnifying Party delivers an objection in accordance with Section 8.5, the Seller and Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Seller and the Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, if such claim involves a claim against the Escrow Fund, furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and make distributions from the Escrow Fund in accordance with the terms thereof.

(b)          If the Purchaser and the Seller, notwithstanding such good faith effort, fail to resolve such dispute within 30 days after the Seller advises the Purchaser of its objections, then such dispute shall be resolved in accordance with the provisions of Section 9.4.

8.7           Investigation. The right to indemnification, payment of Losses or any other remedy based on the representations, warranties and the covenants hereunder will not be affected by any investigation conducted with respect to, or any knowledge acquired, or capable of being acquired at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty or covenant. Furthermore, no information or knowledge obtained in any investigation pursuant this Agreement or any other Transaction Agreement shall affect or be deemed to modify any representation, warranty or covenant contained herein or therein.

8.8           Third-Party Claims. The obligations and liabilities of an Indemnifying Party under this Article 8, with respect to Losses resulting from a claim brought by any third party (a “Third-Party Claim”) shall be subject to the following terms and conditions:

(a)          Promptly after delivery of an Indemnification Notice in respect of a Third-Party Claim, the Indemnifying Party may elect, by written notice to the Indemnitee within ten (10) days of an Indemnification Notice, to undertake the investigation and defense thereof with counsel reasonably satisfactory to the Indemnitee, at the sole cost and expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any Third-Party Claim, the Indemnitee shall cooperate with all reasonable requests of the Indemnifying Party and shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

(b)          In the event that the Indemnifying Party, within ten (10) days after receipt of an Indemnification Notice, does not so elect to defend such Third-Party Claim, the Indemnitee will have the right to undertake the investigation and defense of such Third-Party Claim for the account of the Indemnifying Party. The Indemnitee shall not settle or compromise any Third-Party Claim, or consent to the entry of a judgment, whether or not the Indemnifying Party shall elect to defend such Third-Party Claim, without the written consent of the Indemnifying Party.

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8.9           Payment and Limitations On Indemnification. From the Closing until the Escrow Release Date, the Seller shall have the right, but not the obligation, to satisfy claims for Losses made by the RO Indemnitees from the Escrow Fund until there are no Escrow Shares remaining in the Escrow Fund. If the Seller elects to use the Escrow Fund to satisfy such claims for Losses, it shall be on the basis of $1 per Escrow Share.. Absent fraud or any breach of the representations and warranties contained in Section 6.5 (Purchased Assets), (i) Seller shall have no obligation to indemnify the RO Indemnitees under Section 8.2(i) unless and until the aggregate amount of all Losses incurred by the RO Indemnitees in respect thereof exceeds $5,000 (the “Threshold Amount”), whereupon Seller shall be obligated in respect of all Losses so identified without regard to the Threshold Amount from the first dollar of such Losses, and (ii) Seller shall have no obligation to indemnify the RO Indemnitees under this Agreement for aggregate Losses exceeding the Purchase Price. Absent fraud, (x) Purchaser shall have no obligation to indemnify the Seller Indemnitees under Section 8.3(i) unless and until the aggregate amount of all Losses incurred by the RO Indemnitees in respect thereof exceeds the Threshold Amount, whereupon RO shall be obligated in respect of all Losses so identified without regard to the Threshold Amount from the first dollar of such Losses, and (y) Purchaser shall have no obligation to indemnify the Seller Indemnitees under this Agreement for aggregate Losses exceeding $1,000,000.

8.10         Release of Escrow Funds. On the Escrow Release Date the Escrow Shares held under the Escrow Agreement shall be released to the Seller; provided, however, that the Escrow Agent shall not deliver any Escrow Shares that the Escrow Agent deems necessary to satisfy any claims made pursuant to Section 8.4 that are not resolved as of the Escrow Release Date. As soon as the Escrow Agent receives written notice from the Purchaser and the Seller that such claims have been resolved in accordance with Section 9.4, the Escrow Agent shall deliver to the Seller the remaining portion of the Escrow Fund not required to satisfy such claim.

9.             MISCELLANEOUS.

9.1           Costs and Attorneys’ Fees. The Parties agree that in the event it becomes necessary for any Party to institute litigation or obtain the services of an attorney in order to enforce its rights under the provisions of this Agreement, then, in that event, the prevailing Party as determined by a court of competent jurisdiction, may be awarded reasonable attorneys’ fees and costs expended in pursuit of such litigation, including appellate litigation.

9.2           Notices. All notices, requests, claims, demands, waivers, instructions, documents and other communications to be given pursuant to this Agreement shall be in writing and shall be delivered personally, faxed, or sent by nationally-recognized overnight courier to a Party at the address set forth below for such Party or to such other address as the Party to whom notice is to be given may have furnished to the other Party hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of faxing, on the date sent (or on the first business day following the date sent if the date sent is not a business day) if confirmation of successful transmission is received, and (c) in the case of a nationally-recognized overnight courier, on the first business day after the date when sent for overnight delivery:

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If to Purchaser, to:

Random Outcome USA Inc.

c/o Random Outcome Limited.

333 BAY STREET

Suite # 2400

ONTARIO

CANADA M5H 2T6

with a copy (which will not constitute notice) to:

Dickinson Wright LLP

199 Bay Street, Suite 2200

Toronto, ON M5L 1G4

Attention: Andrae J. Marrocco

If to Seller, to:

MGT Sports, Inc.

500 Mamaroneck Avenue – Suite 204

Harrison, NY 10528

Attention: Robert B. Ladd, President and CEO

Fax: (914) 630-7532

9.3           Entire Agreement. This Agreement (including the exhibits and schedules hereto), and the other Transaction Agreements constitute the entire agreement among the Parties with respect to the subject matter hereto and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter of this Agreement.

9.4           Governing law; Consent to Jurisdiction.

(a)          This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

(b)          The Parties hereto irrevocably: (i) agree that any suit, action or other legal proceeding arising out of this Agreement shall be brought within the State of Delaware, (ii) consent to the jurisdiction of each such court in any suit, action or proceeding, (iii) waive any objection which they, or any of them, may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (iv) agree that service of process by overnight courier or registered or certified mail, at the addresses listed in Section 9.2 shall be good and sufficient service of process. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.5           Binding effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party, which consent may be withheld at the discretion of each Party whose consent is requested and any purported assignment, unless so consented to, shall be void and without effect.

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9.6           Waivers and Amendments. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the Party waiving compliance. Any Party may waive any misrepresentation by any other Party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement by any other Party, provided that mere inaction or failure to exercise any right, remedy or option under this Agreement, or any delay in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein, and no single or partial exercise of any such right, power or privilege will preclude any further exercise thereof or the exercise of any other such right, power or privilege.

9.7           Recitals, Exhibits and Schedules. The recitals to this Agreement and all exhibits and schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

9.8           Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

9.9           Severability. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to Applicable Law, or, if it cannot be so amended without materially altering the intention of the Parties, it will be deemed stricken and the remainder of this Agreement will remain in full force and effect.

9.10         Specific Performance. Each of the Parties hereto acknowledges and agrees that the other Party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that there would be no adequate remedy at law or in monetary damages to compensate for any such breach. Accordingly, each Party hereto agrees that, in addition to any remedy to which such Party may be entitled at law or in equity, they each shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in each case without being required to post a bond or other security.

9.11         Fees and Expenses. Subject to Section 9.1, Seller and RO shall each pay their own expenses incidental to the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

9.12         Legal Representation of the Parties. Each of the Parties hereto has had the opportunity to have its own legal counsel independently advise such Party with respect to the transactions contemplated by this Agreement and the other Transaction Agreements. The Parties expressly agree that the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no provision of this Agreement should be construed against or interpreted to the advantage of any Party hereto by reason of such Party or its legal counsel having drafted or participated in the drafting thereof.

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9.13         Payment of Transfer Costs and Expenses. All stamp, transfer, documentary, sales, use, bulk, registration and other such taxes and fees (including penalties and interest) which may be imposed in any jurisdiction in connection with, or arising from, any of the transactions set forth herein shall be paid by the Purchaser.

9.14         No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their successors and permitted assigns and, except with respect to the rights of the RO Indemnitees and Seller Indemnitees under Article 8, this Agreement shall not be deemed to confer upon any third party any remedy, claim, reimbursement or other right in addition to those which may exist without regard to this Agreement.

9.15         Counterparts; Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument. This Agreement and any amendments hereto, to the extent executed and delivered by means of a facsimile machine or e-mail of a PDF file containing a copy of an executed agreement (or signature page thereto), shall be treated in all respects and for all purposes as an original agreement or instrument and shall have the same binding legal effect as if it were the original signed version thereof.

[Remainder of Page Intentionally Blank–Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

MGT SPORTS, INC.

By:	/s/ Robert Ladd
Name: Robert Ladd
Title: President

RANDOM OUTCOME USA INC.

By:	/s/ Curtiss Wm. Krawetz
Name: Curtiss Wm. Krawetz
Title: CEO

[Signature Page to Asset Purchase Agreement (Draft Day)]